DELAWARE NATIONAL MUNICIPAL INCOME
FUND (formerly, DELAWARE
INVESTMENTS FLORIDA INSURED
MUNICIPAL INCOME FUND)

Registration No. 811-07410
FORM N SAR
Semi Annual Period Ended September
30, 2007


SUB ITEM 77C:  Submission of
matters to a vote of security
holders

The shareholders of Delaware
Investments Arizona
Municipal Income Fund, Inc.,
Delaware Investments
Colorado Insured Municipal Income
Fund, Inc.,
Delaware Investments Florida
Insured Municipal
Income Fund, and Delaware
Investments Minnesota
Municipal Income Fund II, Inc.
(each, a Fund)
voted on the following proposals
(as applicable) at
the annual meeting of shareholders
on August 15,
2007 (the Annual Meeting). The
description of
each proposal and number of shares
voted are as
follows:

1. To elect a Board of
Directors/Trustees for
2. each Fund.

Delaware Investments Arizona
Municipal Income
Fund, Inc.

Common Shareholders Preferred
Shareholders Shares Voted For
Shares Voted Withheld Authority
Shares Voted For Shares Voted
Withheld Authority Patrick P. Coyne
2,714,694 97,526 Thomas L. Bennett
2,714,694 97,526 John A. Fry
2,714,6997,526 Anthony D. Knerr
2,712,694 99,526 Lucinda S.
Landreth 2,714,69497,526 Ann R.
Leven 2,712,69499,526 Thomas F.
Madison 4973 Janet L. Yeomans 4973
J. Richard Zecher 2,712,69499,526

Delaware Investments Colorado
Insured Municipal Fund, Inc.

Common Shareholders Preferred
Shareholders Shares Voted For
Shares Voted Withheld Authority
Shares Voted For Shares Voted
Withheld Authority Patrick P. Coyne
3,996,995 176,888 Thomas L. Bennett
3,960,961 212,92 John A. Fry
3,991,049,182,834 Anthony D. Knerr
3,965,803 208,080 Lucinda S.
Landreth 3,995,445178,438 Ann R.
Leven 3,996,520177,363 Thomas F.
Madison 6480 Janet L. Yeomans 6480
J. Richard Zecher 3,991,607 182,883


Delaware Investments Florida
Insured Municipal Income Fund

Common Shareholders Preferred
Shareholders Shares Voted For
Shares Voted Withheld Authority
Shares Voted For Shares Voted
Withheld Authority Patrick P. Coyne
1,904,682 46,806 Thomas L. Bennett
1,905,607 45,881 John A. Fry
1,901,607,498.81 Anthony D. Knerr
1,905,607 45,881 Lucinda S.
Landreth 1,905,60745,881 Ann R.
Leven 1,903,385 48,103 Thomas F.
Madison 2985 Janet L. Yeomans 2985
J. Richard Zecher 1,902,460 49,028

Delaware Investments Minnesota
Municipal Income Fund II, Inc.

Common Shareholders Preferred
Shareholders Shares Voted For
Shares Voted Withheld Authority
Shares Voted For Shares Voted
Withheld Authority Patrick P. Coyne
9,963,948 337,750 Thomas L. Bennett
9,960,404 341,294 John A. Fry
9,957,373,344,325 Anthony D. Knerr
9,947,477 354,221 Lucinda S.
Landreth 9,962,248339,450 Ann R.
Leven 9,950,634 351,064 Thomas F.
Madison 1,351 18 Janet L. Yeomans
1,35118 J. Richard Zecher 9,949,969
351,729


The shareholders of Delaware
Investments Florida
Insured Municipal Income Fund (the
Fund), voted
on the following proposal at the
Funds reconvened
annual shareholders meeting on
September 13, 2007.
The description of the proposal and
the number of
shares voted are as follows:

3. To eliminate a fundamental
investment policy requiring
Delaware Investments Florida
Insured Municipal Income Fund to
invest 80% of its net assets in
insured, AAA rated municipal bonds
issued by the State of Florida.

Common Shareholders Preferred
Shareholders Affirmative Against
Abstained Brokers Non Votes
Affirmative Against Abstained
1,325,276 193,989 33,988 414,068
296 103



SUB-ITEM 77D:  Policies with
respect to security investments

Change to the Funds Investment
Policies
At a meeting of the Funds Board of
Directors/Trustees on August 16,
2007, the Board
approved the Funds ability to
invest up to 15% of
total net assets in credit default
swaps. The Funds
began investing in credit default
swaps on October
23, 2007.

Credit Default Swaps

A Fund may enter into credit
default swap (CDS)
contracts to the extent consistent
with its investment
objectives and strategies. A CDS
contract is a risk
transfer instrument (in the form of
a derivative
security) through which one party
(the purchaser of
protection) transfers to another
party (the seller of
protection) the financial risk of a
Credit Event (as
defined below), as it relates to a
particular reference
security or basket of securities
(such as an index). In
exchange for the protection offered
by the seller of
protection, the purchaser of
protection agrees to pay
the seller of protection a periodic
premium. In the
most general sense, the benefit for
the purchaser of
protection is that, if a Credit
Event should occur, it
has an agreement that the seller of
protection will
make it whole in return for the
transfer to the seller of
protection of the reference
security or securities. The
benefit for the seller of
protection is the premium
income it receives. A Fund might
use CDS contracts
to limit or to reduce the risk
exposure of the Fund to
defaults of the issuer or issuers
of its holdings (i.e., to
reduce risk when the Fund owns or
has exposure to
such securities). A Fund also might
use CDS
contracts to create or vary
exposure to securities or
markets or as a tax management
tool.

CDS transactions may involve
general market,
illiquidity, counterparty, and
credit risks. CDS prices
may also be subject to rapid
movements in response
to news and events affecting the
underlying
securities. In addition, the CDS
market for municipal
securities is less mature than the
CDS market for
taxable fixed income securities.
The aggregate
notional amount (typically, the
principal amount of
the reference security or
securities) of a Funds
investments in the CDS contracts
will be limited to
15% of its total net assets. As the
purchaser or seller
of protection, a Fund may be
required to segregate
cash or other liquid assets to
cover its obligations
under certain CDS contracts.

Where a Fund is a purchaser of
protection, it will
designate on its books and records
cash or liquid
securities sufficient to cover its
premium payments
under the CDS. To the extent that a
Fund, as a
purchaser of protection, may be
required in the event
of a credit default to deliver to
the counterparty (1)
the reference security (or basket
of securities), (2) a
security (or basket of securities)
deemed to be the
equivalent of the reference
security (or basket of
securities), or (3) the negotiated
monetary value of
the obligation, the Fund will
designate the reference
security (or basket of securities)
on its books and
records as being held to satisfy
its obligation under
the CDS or, where the Fund does not
own the
reference security (or basket of
securities), the Fund
will designate on its books and
records cash or liquid
securities sufficient to satisfy
the potential obligation.
To the extent that the Fund, as a
seller of protection,
may be required in the event of a
credit default to
deliver to the counterparty some or
all of the notional
amount of the CDS, it will
designate on its books and
records cash or liquid securities
sufficient to cover
the obligation. If the CDS permits
a Fund to offset its
obligations against the obligations
of the counterparty
under the CDS, then the Fund will
only designate on
its books and records cash or
liquid securities
sufficient to cover the Funds net
obligation to the
counterparty, if any. All cash and
liquid securities
designated by a Fund to cover its
obligations under
CDS will be marked to market daily
to cover these
obligations.

As the seller of protection in a
CDS contract, a Fund
would be required to pay the par
(or other agreed
upon) value of a reference security
(or basket of
securities) to the counterparty in
the event of a
default, bankruptcy, failure to
pay, obligation
acceleration, modified
restructuring or agreed upon
event (each of these events is a
Credit Event). If a
Credit Event occurs, a Fund
generally would receive
the security or securities to which
the Credit Event
relates in return for the payment
to the purchaser of
the par value. Provided that no
Credit Event occurs, a
Fund would receive from the
counterparty a periodic
stream of payments over the term of
the contract in
return for this credit protection.
In addition, if no
Credit Event occurs during the term
of the CDS
contract, a Fund would have no
delivery requirement
or payment obligation to the
purchaser of protection.
As the seller of protection, a Fund
would have credit
exposure to the reference security
(or basket of
securities). A Fund will not sell
protection in a CDS
contract if it cannot otherwise
hold the security (or
basket of securities).

As the purchaser of protection in a
CDS contract, a
Fund would pay a premium to the
seller of
protection. In return, the Fund
would be protected by
the seller of protection from a
Credit Event on the
reference security (or basket of
securities). A risk in
this type of transaction is that
the seller of protection
may fail to satisfy its payment
obligations to the Fund
if a Credit Event should occur.
This risk is known as
counterparty risk and is described
in further detail
below.

If the purchaser of protection does
not own the
reference security (or basket of
securities), the
purchaser of protection may be
required to purchase
the reference security (or basket
of securities) in the
case of a Credit Event on the
reference security (or
basket of securities). If the
purchaser of protection
cannot obtain the security (or
basket of securities), it
may be obligated to deliver a
security (or basket of
securities) that is deemed to be
equivalent to the
reference security (or basket of
securities) or the
negotiated monetary value of the
obligation.

Each CDS contract is individually
negotiated. The
term of a CDS contract, assuming no
Credit Event
occurs, is typically between two
and five years, but
there is no restriction on the term
of the CDS
contracts in which a Fund may
invest. CDS contracts
may be unwound through negotiation
with the
counterparty. Additionally, a CDS
contract may be
assigned to a third party. In
either case, the
unwinding or assignment involves
the payment or
receipt of a separate payment by a
Fund to terminate
the CDS contract.

A significant risk in CDS
transactions is the
creditworthiness of the
counterparty because the
integrity of the transaction
depends on the
willingness and ability of the
counterparty to meet its
contractual obligations. If there
is a default by a
counterparty who is a purchaser of
protection, a
Funds potential loss is the agreed
upon periodic
stream of payments from the
purchaser of protection.
If there is a default by a
counterparty that is a seller
of protection, the Funds potential
loss is the failure
to receive the par value or other
agreed upon value
from the seller of protection if a
Credit Event should
occur. CDS contracts do not involve
the delivery of
collateral to support each partys
obligations;
therefore, a Fund will only have
contractual remedies
against the counterparty pursuant
to the CDS
agreement. As with any contractual
remedy, there is
no guarantee that a Fund would be
successful in
pursuing such remedies. For
example, the
counterparty may be judgment proof
due to
insolvency. A Fund thus assumes the
risk that it will
be delayed or prevented from
obtaining payments
owed to it.

Changes in the Delaware Investments
Florida
Insured Municipal Income Fund
(renamed
Delaware National Municipal Income
Fund)

On September 13, 2007, shareholders
of Delaware
Investments Florida Insured
Municipal Income Fund,
renamed Delaware Investments
National Municipal
Income Fund (ASE: VFL) (the Fund),
approved a
proposal to change certain of the
Funds fundamental
investment policies at the Funds
reconvened annual
shareholders meeting. These changes
were effective
on Tuesday, October 16, 2007.

Shareholders of the Fund approved a
proposal to
eliminate a fundamental investment
policy requiring
the Fund to invest 80% of its net
assets in insured,
AAA rated municipal bonds issued by
the State of
Florida. This change permits the
Fund to, as a non
fundamental policy, (1) invest
without limitation in
un insured, investment grade
municipal securities
(including those rated below AAA)
of states other
than Florida and to (2) invest up
to 20% of its net
assets in non investment grade
municipal securities.
Consistent with its new, national
investment strategy,
the Fund has changed its name to
Delaware
Investments National Municipal
Income Fund.

In addition, the Funds non
fundamental investment
objective was changed to provide
current income
exempt from regular federal income
tax, consistent
with the preservation of capital.
As a fundamental
policy, under normal circumstances
the Fund will
invest at least 80% of its net
assets in securities the
income from which is exempt from
federal income
taxes. The Fund will be able to
invest up to 20% of
its net assets in municipal bonds
with an investment
rating of Ba/BB or lower, or that
are unrated but
judged to be of comparable quality
by the Funds
investment adviser. Investment in
municipal bonds of
below investment grade quality
involves special risks
as compared with investment in
higher grade
municipal bonds. These risks
include greater
sensitivity to general economic
downturns. Securities
rated below investment grade are
commonly known
as junk bonds. These securities are
regarded as
predominantly speculative with
respect to the issuers
ability to pay interest and repay
principal owed.

The changes described above cause
the Fund to be
subject to the following additional
risks, most notably
increased industry and security
risk, credit risk and
high yield bond risk.

Industry and Security Risk.
Industry risk is the risk
that the value of securities in a
particular industry
will decline because of changing
expectations for the
performance of that industry.
Securities risk is the
risk that the value of an
individual security will
decline because of changing
expectations for the
performance of the individual
issuer of the security.
To mitigate this risk, DMC spreads
the Funds assets
across different types of municipal
bonds and among
bonds representing different
industries and regions
within Colorado. DMC will generally
concentrate
investments in a particular sector
when the supply of
bonds in other sectors does not
suit the Funds
investment needs. This will expose
the Fund to
greater industry and security risk.
However, if the
Funds fundamental policy requiring
it to invest
primarily in insured securities is
eliminated, it may be
more subject to industry and
security risk than it was
previously because payment of
interest and principal
on a substantial portion of the
bonds in its portfolio is
no longer insured.

Geographical Diversification. It is
anticipated that
the Fund will transition its
portfolio over time to
include municipal bonds from other
states and
territories. During that transition
period, the Fund
may have significant investments in
Florida
municipal bonds. This could make
the Fund more
sensitive to economic conditions in
Florida than other
more geographically diversified
national municipal
income funds.

Credit Risk. Credit risk is the
possibility that an
issuer of a debt security  or an
entity that insures the
debt security   will be unable to
make interest
payments on, and to pay the
principal of, a security
when due. A change in the credit
risk associated with
a particular debt security may
cause a corresponding
change in that security s price
and, therefore, impact
the Fund s net asset value. The
purpose of insurance
is to protect against credit risk.
In the event of a
default of an insured municipal
security, the insurer is
contractually required to make
payments of interest
and principal under the terms of
the municipal
security. To the extent that the
Fund invests more of
its assets in insured municipal
securities or in
securities that are more highly
rated, the Fund may be
subject to less credit risk. There
is no assurance,
however, that an insurance company
will meet its
obligations with respect to the
insured securities.
DMC recognizes that both
eliminating the Funds
mandated investment policy
concerning insured
securities and increasing the Funds
ability to invest
in non investment grade securities
may entail an
increase in credit risk. It is the
portfolio managers
and credit analysts responsibility
to perform due
diligence around security selection
with respect to
credit risk to ensure that
securities within the Fund
are adding value to the portfolio.
The team
responsible for managing the Fund
meets on a
weekly basis to discuss and address
such risks.

High Yield (Junk) Bonds. Credit
risk is even
greater for non investment grade,
highyield
municipal bonds. Investing in so
called junk bonds
entails the risk of principal loss,
which is typically
greater than the risk involved in
investment grade
bonds. Issuers of these bonds are
generally
considered to be in a less secure
financial situation
and may be affected more by adverse
economic
conditions, and therefore high
yield bonds tend to
exhibit more price volatility. High
yield bonds are
sometimes issued by municipalities
with lesser
financial strength and therefore
less ability to make
projected debt payments on the
bonds. A protracted
economic downturn could adversely
affect the value
of outstanding bonds and the
ability of high yield
issuers to repay principal and
interest. In particular,
for a high yield revenue bond,
adverse economic
conditions to the particular
project or industry that
backs the bond would pose a
significant risk. In
striving to manage these risks, DMC
will limit the
amount that the Fund may invest in
lower quality,
higher yielding bonds.

Interest Rates. The Fund is
affected by changes in
interest rates. When interest rates
rise, the value of
bonds in the Funds portfolio will
likely decline. This
generally affects securities with
longer maturities
more than those with shorter
maturities. Because
interest rate movements can be
unpredictable, DMC
does not try to increase return by
aggressively
capitalizing on interest rate
moves. DMC does
attempt to manage the duration of a
Fund in order to
take advantage of DMCs market
outlook, especially
on a longerterm basis.